Hanesbrands FAQs

Updated August 1, 2017 – New or updated information is in red

Current Period FAQs (Guidance comments as of August 1, 2017)
Q: What is factored into your third quarter 2017 guidance?
A: Our guidance for GAAP EPS from continuing operations is $0.54 to $0.57, and our guidance for adjusted EPS from continuing operations, which excludes pretax acquisition and integration-related expenses, is $0.59 to $0.61. We expect total net sales of approximately $1.80 billion. Our total net sales guidance for the third quarter implies year-over-year growth of roughly 2.5%, which we also believe is a good revenue growth rate assumption for the fourth quarter. In looking at both the third and fourth quarter consensus estimates (FactSet estimates on July 31, 2017), they are essentially in-line with our current expectations (as of August 1, 2017) from the standpoint of revenue, operating profit, and earnings per share.

Q: What is factored into your guidance for 2017?
A: While there are many items that are factored into our guidance, a few of the key assumptions are: (1) We expect our online revenue, across all channels, to grow at a double-digit rate; (2) We are taking a prudent approach to the U.S. brick-and-mortar channel by assuming some additional store closings and further inventory tightening driven by the continued consumer shift to online; (3) Contributions from acquisition wraps of approximately $440 million of revenue, of which approximately $430 million was recognized in the first half, and approximately $35 million of adjusted operating profit, excluding pretax acquisition and integration-related charges; (4) Pretax acquisition and integration-related charges of approximately $80 - $90 million; (5) An assumption of organic revenue growth of roughly flat to +2%; and, (6) Approximately $15 million of acquisition synergies.

With respect to our 2017 organic growth outlook of flat to 2% growth, it includes the following assumptions: (1) Modest growth in our Activewear segment driven by the anniversary of U.S. sporting goods bankruptcies, continued momentum of Champion in the mass channel and growth in our Licensed Sports Apparel business; (2) Modest organic growth (constant currency) in our International segment driven by continued growth in Asia and growth from Hanes Australasia (Pacific Brands) and Champion Europe in the second half of 2017 as we anniversary these acquisitions – this growth will be partially offset by our assumption of F/X headwinds; (3) Roughly flat revenue in our Innerwear segment, which assumes continued online growth in the U.S. is offset by pressures from store closings and tighter inventory management within the brick-and-mortar channel; and (4) a decline in our Other category, weighted to the first-half, driven by the exits of our U.S. catalog business and noncore offerings in our U.S. outlet stores.

Q: Given the current U.S. retail environment, do you believe you can achieve your full-year guidance outlook of flat to 2% growth for organic sales?
A: Yes. Based on our first half results and our outlook for the second half, we believe we can achieve our full-year guidance of flat to 2% growth in organic sales. We are forecasting a return to organic growth in the third and fourth quarters of 2017. Our confidence is being driven by several factors. First, the rate of change in our organic sales improved sequentially in both the first and second quarters of 2017 driven by the expected sequential improvements in our U.S. Innerwear business as we continue to gain share in Basics. Second, our Innerwear business remains on-track to return to growth in the second half driven by stabilizing shelf space in our Intimates business and continued momentum in our Basics business behind our FreshIQ innovation. Third, the year is unfolding as expected (recall, in February when we initially set our guidance for the year, we took a more conservative view than most regarding the expected impact from the various headwinds within the U.S. retail market, including door closings and tighter inventory management by retailers). Fourth, we have passed the largest impact from door closings.

Fifth, during the second quarter we saw ongoing strong performance from two of our global growth initiatives, as Champion sales, worldwide, increased approximately 7%, while our global online revenue growth rate accelerated to roughly 25%. In fact, we saw accelerating online growth in all of our key regions, including the U.S., Europe, Asia and Australia, as well as in key product categories such as Basics, Intimates and Activewear. And sixth, there are various items that affect the year-over-year comparisons in the second half, such as the lapping of our catalog exit, the inclusion of our fast-growing year-old acquisitions into our base, and the expected shift in back-to-school timing (back-to-school is expected to be more third quarter weighted than prior years as retailers continue to shift promotion and orders closer to the event).

Q: What drove the strong year-over-year improvement in cash flow from operations in the first six months of 2017?
A: Entering 2017, our goal, with respect to cash flow from operations, was twofold. First, level out the performance of cash flow from operations, which has historically seen a large use of cash in the first half. Second, drive improvement in working capital. For the first six months, cash flow from operations, which was roughly $34 million, improved approximately $163 million over last year as the result of structural improvements to working capital in 2017. The strong start to the year gives us confidence in our ability to deliver on our cash flow from operations guidance for the full-year.

Q: Can you provide any insights to your 2017 Cash Flow from Operations guidance?
A: The mid-point of our 2017 Cash Flow from Operations guidance is $675 million. Looking at the key components, it includes: (1) GAAP Net Income of approximately $650 million (mid-point of our guidance); (2) Non-cash items (D&A, stock comp, amortization of debt issuance costs) of roughly $150 million; and, (3) Working Capital use of about $125 million, which is essentially evenly split between two areas: (A) A/R, Inventory and A/P as slight sales growth and an increased mix of international sales drives a slight use in A/R and continued in-sourcing of production from acquisitions drives a use from Inventory and A/P; and (B) Accruals, which is driven by lower acquisition and integration-related expenses (i.e. there are more expenses rolling off the balance sheet than are being added) as well as the cash payments of prior-year accrued acquisition and integration expenses (namely accrued severance charges from our acquisition of Hanes Europe).

Q: Can you explain how you get from your current 2017 cash flow from operations guidance to a run rate of over $1 billion in annual cash flow from operations by the end of 2019?
A: We believe we are very well positioned to achieve a run rate of more than $1 billion a year of cash flow from operations by the end of 2019. Beginning with the mid-point of our 2017 guidance, which implies GAAP Net Income of approximately $650 million and includes a roughly 6% tax rate: (1) add approximately $85 million of pre-tax synergies (the remaining expected synergies in 2018 and 2019 from acquisitions already completed); (2) add-back approximately $85 million of pre-tax acquisition and integration expense (we currently expect acquisition and integration expenses related to completed acquisitions to be finished by the end of 2019); (3) add approximately $150 million of non-cash items (D&A, stock comp, amortization of debt issuance costs); and, (4) add approximately $100 million of pre-tax net cost savings from Project Booster. For simplicity, we made the following base-level assumptions in this exercise: no contributions/benefits from any future acquisitions, no organic revenue growth, no supply chain efficiency gains (these have historically been $30-$40 million annually), and no improvement in core operating margins beyond the recognition of expected synergies from prior acquisitions. Any contribution from these items would be additive to the above calculation. This exercise excludes the expected working capital improvements from Project Booster.

Q: You mentioned that your inventory at the end of the quarter declined approximately 7% from last year but your balance sheet only indicates a small decrease, can you explain the difference?
A: Per GAAP accounting rules, our balance sheet is reflective of the last day of our quarter. The reported inventory on our balance sheet includes inventory from last year’s acquisitions (that had not yet anniversaried in the second quarter) in the amount of approximately $125 million at quarter-end. Our base inventory as of the end of the second quarter 2017, which excludes these amounts, declined approximately 7% from the prior year.

Q: How much did acquisitions contribute to the revenue and adjusted operating profit results?
A: For the second quarter, acquisitions contributed approximately $220 million in revenue and approximately $20 million in adjusted operating profit, which excludes pretax acquisition and integration-related charges.

Q: How big is the online channel for Hanesbrands?
A: Our U.S. online sales represent roughly 10% of our second quarter 2017 total U.S. sales across the online sites of traditional retailers, online pure-plays and our own websites. With respect to total company sales, online represented roughly 9% sales.

Q: Do you believe a high-single digit to low double-digit tax rate is sustainable?
A: Yes. Assuming no changes to various global tax laws, we believe a high single-digit to low double-digit tax rate is sustainable for many years to come. Our tax rate is the by-product of our global business model. We do not use artificial tax management, such as inversions or earnings stripping. Our accounting and tax strategies are sound. In fact, we were recently audited by the IRS (see our third quarter 2015 Form 10Q) and the audit was closed with no adjustments.

Q: Have your thoughts on capital allocation changed?
A: There is no change to our strategy. Our capital allocation strategy is to effectively deploy our significant, consistent cash flow to generate the best long-term returns for our shareholders. Over time, our goal is for our net debt-to-EBITDA to be in a range of 2 to 3 times. Our strategy is to use our cash flow to fund capital investments and our dividend, use debt for acquisitions and use excess free cash flow, which is defined as cash from operations less capital expenditures and dividends, to repurchase stock.

Q: Will your capital expenditures increase significantly as a result of your acquisition strategy?
A: With acquisitions, as the size of our business, profit and cash flows increases, so should the absolute level of our capital spending. Although our spending on capital expenditures has and is expected to continue to fluctuate year to year, we expect our capital expenditures to average around 1.75% of sales going forward, which is in-line with our historical average, and over time should roughly equal depreciation. Spending at this level should allow our global supply chain to remain competitive while also handling the increased capacity needs for growth and our acquisition strategy.

Q: How does a change in currency exchange rates impact your financial results?
A: Changes in exchange rates between the U.S. Dollar and other currencies can impact our financial results in two ways; a translation impact and a transaction impact. The translation impact refers to the impact that changes in exchange rates can have on our published financial results. Similar to many multi-national corporations that publish financial results in U.S. Dollars, our revenue and profit earned in local foreign currencies is translated back into U.S. Dollars using an average exchange rate over the representative period. A period of strengthening in the U.S. Dollar results in a negative impact to our published financial results (because it would take more units of a local currency to convert into a dollar). The opposite is true during a period of weakening in the U.S. Dollar. Our biggest foreign currency exposure is the euro. The transaction impact on financial results is common for apparel companies that source goods because these goods are purchased in U.S. Dollars. The transaction impact from a strengthening dollar would be negative to our financial results (because the U.S. Dollar-based costs would convert into a higher amount of local currency units, which means a higher local-currency cost of goods, and in turn, a lower local-currency gross profit). The transaction impact from exchange rates is typically recovered over time with price increases. However, during periods of rapid change in exchange rates; pricing is unable to change quickly enough. In these situations, it could make sense to hedge the exchange rate exposure in sourcing costs.

Project Booster FAQs

Q: What is Project Booster?
A: Project Booster is a multiyear initiative to increase investment for growth, reduce costs, and increase cash flow from operations. Over the past number of years, through the execution of our Sell More, Spend Less and Generate Cash strategy, in all of its variations, we have refined, strengthened, and evolved our business model. Over this time we have delivered strong financial results and created a powerful, global commercial and supply chain footprint. With Project Booster, we are entering the next phase in the evolution of our business model, where we plan to leverage our global scale to extract the full revenue and cash flow potential from our business model.

Q: What is the financial impact and cadence related to Project Booster?
A: We launched Project Booster late in the first quarter of 2017 and we expect to deliver a run rate of its full annualized benefits by the end of 2019. With Booster, we plan to leverage our global scale and rebalance our operations to remove approximately $150 million of annual cost from our business. We anticipate reaching this annual run rate by the end of 2019. We expect to annually reinvest roughly $50 million of these savings as well as reallocate resources to build toward more consistent organic growth of 1 - 2% annually. This is expected to result in approximately $100 million of annual net cost savings. We anticipate reaching the annual run rates for reinvestment and net cost savings by the end of 2019. We also plan to drive approximately $200 million of improvements in working capital, which when combined with the net cost savings is expected to generate an incremental roughly $300 million of annual cash flow from operations. We expect to reach this annual run rate of incremental cash flow from operations by the end of 2019.

In terms of cadence, we expect Project Booster to be neutral to operating profit and cash flow from operations in 2017. We incurred approximately $7 million of cost in the first quarter 2017, or about 2 cents per share, and approximately $8 million of cost in the second quarter 2017, or about 2 cents per share, primarily from headcount-related actions. The savings from these actions, which are expected to fully offset the first-half 2017 costs, should flow through in the third and fourth quarters of 2017. Looking to 2018 and 2019, we expect to recognize net cost savings in both years. However we plan to ramp the incremental growth-related investments at a faster pace, therefore we would expect larger net cost savings in 2019 relative to 2018 with the full annual benefit expected in 2020 and beyond. With respect to the anticipated $200 million of working capital improvements, we expect those to be more evenly balanced between 2018 and 2019 with the full annual benefit in 2020 and beyond.

Q: Does Project Booster include benefits from prior strategies or prior acquisitions?
A: No. The benefits from Project Booster are on top of our anticipated annual $30 - $40 million of supply chain efficiency gains as well as on top of the expected remaining synergies from our prior acquisitions (remaining synergies of $15 million expected in 2017 and $85 million expected over 2018 and 2019). Project Booster-related costs, roughly $15 million in the first half of 2017 (see prior question), are reflected in our adjusted operating results, which means these costs are not part of our acquisition and integration-related charges.

Q: Does Project Booster signal an end to or a diminished focus on your acquisition strategy?
A: No. Acquisitions remain a key component of our long-term growth strategy as does our overall capital allocation strategy. Acquisitions have generated significant incremental returns for shareholders. Since 2013, acquisitions have brought with them approximately $2.4 billion in sales and approximately $200 million of operating profit, excluding acquisition and integration-related expenses. Assuming full synergies, these acquisitions are expected to deliver roughly $420 million of operating profit, excluding acquisition and integration-related charges, or more than double their original operating profit base. Through the end of the first quarter 2017, we have generated approximately $125 million of acquisition synergies with another roughly $95 million expected over the time period between the second quarter 2017 and the end of 2019. Project Booster is not about de-emphasizing our current strategies, rather it is designed to further enhance them. Project Booster positions us to leverage the large, global footprint we created through acquisitions to reduce cost, to reinvest a portion of these savings to step-up growth-related investments, and to improve working capital to generate higher levels of sustainable cash flow from operations. We believe applying our balanced capital allocation strategy to these higher levels of cash flow positons us to continue to drive strong returns for shareholders.

Q: Where do you plan to invest the roughly $50 million from Project Booster to drive more consistent organic growth?
A: The changing retail environment requires a shift of our resources as well as the need for a step-up in investment. Through Project Booster, we plan to build toward more consistent organic growth of 1 - 2% annually by reallocating resources as well as increasing our annual investment in growth-related initiatives, reaching a run rate of approximately $50 million by the end of 2019. These investments are being funded with a portion of the expected annual savings from Booster. Areas of investment include: (1) increased investment in our global portfolio of leading brands, including brand building and marketing support; (2) accelerated development of our global omnichannel capabilities, including online in the U.S. as well as online and retail in our international markets; and, (3) further expansion of our Champion brand globally, driving to $2 billion in global sales (versus more than $1.2 billion at the end of 2016).

Q: How do you plan to generate a run rate of roughly $150 million of annual cost savings from Project Booster by the end of 2019?
A: Our cost reduction efforts, which are expected to build to a run rate of roughly $150 million of annual cost savings by the end of 2019, are being driven by two initiatives. The first, and most significant, initiative is to further lower cost within our supply chain by leveraging our increased global scale. Note, the Booster-related cost savings come on top of the expected synergies from prior acquisitions as well as on top of our expected annual supply chain efficiency gains (see question at top of page). Examples include: procurement and product development efficiencies, utilizing global fabric platforms and silhouettes, the redesign of our distribution network to more efficiently ship online orders, and further optimizing our global textile and sewing operations to improve product flows. The second cost reduction initiative is to reduce organizational overhead, including headcount, to better match resources with opportunities as well as to reflect trends on a market-by-market basis.

Q: How do you plan to generate a run rate of roughly $300 million of incremental annual cash flow from operations by the end of 2019 from Project Booster?
A: The expected roughly $300 million of incremental annual cash flow from operations related to Project Booster is from two main sources. The first source is the expected $100 million of annual net cost savings ($150 million of annual cost savings less $50 million of annual growth-related investments). The second source is the expected roughly $200 million from working capital improvements, including improvements in inventory turns, accounts receivable, and accounts payable. We anticipate reaching these run rates by the end of 2019.

# # #
Charges for Actions and Reconciliation to GAAP Measures
To supplement our financial guidance prepared in accordance with generally accepted accounting principles, we provide quarterly and full-year results and guidance concerning certain non‐GAAP financial measures, including adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin) and EBITDA.

Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Actions during the periods presented include adjustments for acquisition and integration costs. Acquisition and integration costs include adjustments directly related to completed acquisitions and their integration. These costs include legal fees, consulting fees, bank fees, severance costs, certain purchase accounting items, facility closures, inventory write-offs, information technology integration costs, and similar charges. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in the future as the company continues to integrate prior acquisitions and pursues any future acquisitions. We have chosen to present non‐GAAP measures excluding the effects of these actions to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisition‐related expenses and other actions. We believe these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business during each period presented without giving effect to costs or foreign currency gains associated with the execution and integration of any of the aforementioned actions taken.

In addition to these non-GAAP measures, we have chosen to present EBITDA to investors because we consider it to be an important supplemental means of evaluating operating performance. We believe that EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA should not, however, be considered as a measure of discretionary cash available to invest in the growth of the business.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

See Table 2 and Table 5 attached to our press release dated August 1, 2017 to reconcile historical quarterly and full-year non-GAAP performance measures to the most directly comparable GAAP measure.

Full-year GAAP operating profit guidance of $845 million to $895 million, GAAP EPS guidance of $1.70 to $1.82, and third quarter GAAP EPS guidance of $0.54 to $0.57 reflects Hanes’ expectations for net sales, operating profit, interest expense, and tax rate from continuing operations as detailed in this FAQ document. Full-year Non-GAAP adjusted operating profit guidance of $935 million to $975 million and adjusted EPS guidance of $1.93 to $2.03 reflects the GAAP guidance adjusted by adding back the approximately $80 million to $90 million of expected pretax charges for acquisition and integration expenses to adjusted operating profit and adjusted EPS, as well as a 2017 full-year tax rate comparable to 2016, assuming no changes to U.S. tax law and policy. Third quarter guidance for adjusted EPS of $0.59 to $0.61 reflects the GAAP guidance adjusted by adding back approximately $16 million to $18 million of expected pretax charges for acquisition integration expenses to adjusted EPS.

Cautionary Statement Concerning Forward-Looking Statements
These FAQs certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements regarding 2017 financial guidance, as well as statements about the benefits anticipated from Project Booster, and the Hanes Europe Innerwear, Pacific Brands and Champion Europe acquisitions, and assumptions regarding consumer behavior, foreign exchange rates and U.S. tax law and policy are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the highly competitive and evolving nature of the industry in which we compete; any inadequacy, interruption, integration failure or security failure with respect to our information technology; significant fluctuations in foreign exchange rates; ; the rapidly changing retail environment; our complex multinational tax structure our ability to properly manage strategic projects; our ability to attract and retain a senior management team with the core competencies needed to support our growth in global markets; risks related to our international operations, including the impact to our business as a result of the United Kingdom’s recent referendum to leave the European Union; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to access sufficient capital at reasonable rates or commercially reasonable terms or to maintain sufficient liquidity in the amounts and at the times needed; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.